1

                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

                                                                    Three months
  Dollars in millions                                                  1998
--------------------------------------------------------------------------------
Earnings:
  Net income                                                             $237
  Add: income taxes                                                       128
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                       1
  Add: fixed charges, excluding interest
    on deposits                                                         2 155
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                      2 519
  Add: interest on deposits                                               790
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                      3 309
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                            2 136
  Interest factor in net rental expense                                    19
--------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                         2 155
  Add: interest on deposits                                               790
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                         2 945
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                         1.17(a)
  Including interest on deposits                                         1.12(a)
--------------------------------------------------------------------------------

(a) For the three months ended March 31, 1998, the ratio of earnings to fixed charges, excluding the after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.23 excluding interest on deposits and 1.17 including interest on deposits.

2

                                   EXHIBIT 12

           Computation of Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

                                                                   Three Months
Dollars in millions                                                    1998
--------------------------------------------------------------------------------
Earnings:
  Net income                                                             $237
  Add: income taxes                                                       128
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                       1
  Add: fixed charges, excluding interest
    on deposits and preferred stock
    dividends                                                           2 155
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                      2 519
  Add: interest on deposits                                               790
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                      3 309
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                            2 136
  Interest factor in net rental expense                                    19
  Preferred stock dividends                                                14
--------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                         2 169
  Add: interest on deposits                                               790
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                         2 959
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                         1.16(a)
  Including interest on deposits                                         1.12(a)
--------------------------------------------------------------------------------

(a) For the three months ended March 31, 1998, the ratio of earnings to combined fixed charges and preferred stock dividends, excluding the after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.22 excluding interest on deposits and 1.16 including interest on deposits.